SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_|     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12


                           TRESCOM INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)     Title of each class of securities to which transaction applies:
                N/A

        2)     Aggregate number of securities to which transaction applies:
                NA

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                N/A

        4)     Proposed maximum aggregate value of transaction:
                N/A

        5)     Total fee paid:
                N/A

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:  N/A

        2)  Form, Schedule or Registration Statement No.:  N/A

        3)  Filing Party: N/A

        4)  Date Filed: N/A

[TRESCOM LOGO]






                                                                     May 9, 1997

Dear Fellow Shareholder:

         You are cordially invited to attend the 1997 Annual Meeting of Shareholders of TresCom International, Inc., which will be held on Wednesday, June 11, 1997, in Crystal Room No. Four of The Hyatt Regency Pier 66, 2301 S.E. 17th Street Causeway, Fort Lauderdale, Florida, at 10:00 a.m., local time.

         The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

         Whether or not you plan to attend the Annual Meeting in person, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, please sign, date and return the enclosed proxy card in the postage-paid envelope provided.

         Thank you for your support of our Company.

                                   Sincerely,


                                   /s/ Wesley T. O'Brien

                                    Wesley T. O'Brien
                                    President and Chief Executive Officer

                           TRESCOM INTERNATIONAL, INC.
                           200 EAST BROWARD BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 11, 1997

                              ---------------------

To the Shareholders of TresCom International, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of the shareholders of TresCom International, Inc., a Florida corporation (the "Company"), will be held on Wednesday, June 11, 1997, in Crystal Room No. Four of The Hyatt Regency Pier 66, 2301 S.E. 17th Street Causeway, Fort Lauderdale, Florida, at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class II directors to hold office until the 2000 Annual Meeting of Shareholders;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 1997; and

     3. To transact such other business as may properly be presented at the 1997 Annual Meeting and at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 7, 1997 as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the 1997 Annual Meeting and any adjournments or postponements thereof. A list of such shareholders will be available during regular business hours at the Company's office, 200 East Broward Boulevard, Fort Lauderdale, Florida 33301 for the ten days before the meeting, for inspection by any shareholder for any purpose germane to the meeting.

                                    By Order of the Board of Directors,

                                    /s/ William A. Paquin

                                    William A. Paquin
                                      SECRETARY

Fort Lauderdale, Florida
May 9, 1997


-------------------------------------------------------------------------------
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN
THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

-------------------------------------------------------------------------------

                           TRESCOM INTERNATIONAL, INC.
                           200 EAST BROWARD BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                         ------------------------------
                                 PROXY STATEMENT
                         ------------------------------

     This Proxy Statement is being furnished to shareholders of TresCom International, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of the Company's common stock, $0.0419 par value per share (the "Common Stock"), for use at the 1997 Annual Meeting of Shareholders of the Company to be held on Wednesday, June 11, 1997, in Crystal Room No. Four of The Hyatt Regency Pier 66, 2301 S.E. 17th Street Causeway, Fort Lauderdale, Florida, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Only holders of record of Common Stock as of the close of business on May 7, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on such date, the Company had 11,820,914 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Holders of Common Stock may not cumulate their votes for the election of directors. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SHARES REPRESENTED BY PROXY WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE THREE NOMINEES NAMED IN THE PROXY TO SERVE UNTIL THE 2000 ANNUAL MEETING OF SHAREHOLDERS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1997 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER WHICH MAY PROPERLY BE PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The Proxy Statement and the accompanying proxy card are being mailed to Company shareholders on or about May 9, 1997.

     Any holder of Common Stock giving a proxy in the form accompanying the Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: TresCom International, Inc., 200 East Broward Boulevard, Fort Lauderdale, Florida 33301,
Attention: William A. Paquin, Secretary.

     In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) are not counted. The current Florida Business Corporation Act (the "FBCA") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the FBCA or the company's articles of incorporation require a greater vote). Therefore, under the FBCA abstentions and broker non-votes have no legal effect on whether a matter is approved. However, the Company's By-laws provide that, unless otherwise expressly provided by law, any matter, other than the election of directors, is to be approved by the affirmative vote of a majority of the shares represented, in person or by proxy and entitled to vote on a matter, at a meeting in which a quorum is present. Therefore, with respect to all matters to be voted on by shareholders at the Annual Meeting, other than the election of directors, abstentions will have the same effect as a vote against the matter and broker non-votes will have no legal effect.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The number of directors of the Company, as determined by the Board of Directors, is seven. The Board of Directors of the Company consists of three classes: Class I, Class II and Class III, as nearly equal in number as possible. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned, retired or otherwise left office. In accordance with the Company's Articles of Incorporation, Class II directors are to be elected at the Annual Meeting, Class III directors are to be elected at the 1998 Annual Meeting of Shareholders and Class I directors are to be elected at the 1999 Annual Meeting of Shareholders.

     At the Annual Meeting, three Class II directors are to be elected to the Board, each to serve until the Annual Meeting of Shareholders to be held in 2000. The nominees for election at the Annual Meeting are Rudolph McGlashan, Dr. Henry Kressel and Helen Seltzer. Each nominee is presently a director of the Company. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

     The following table sets forth the name and age (as of the date of the Annual Meeting) of the directors, the class to which each director has been nominated for election or elected, their principal occupations at present, the positions and offices, if any, held by each director with the Company in addition to the position as a director, and the period during which each has served as a director of the Company.


                                                                                                              SERVED AS
NAME                                         AGE          PRINCIPAL OCCUPATION - POSITION HELD              DIRECTOR SINCE
----                                         ---          ------------------------------------              --------------


CLASS I - 1999

Wesley T. O'Brien.......................      41           President and Chief Executive Officer               1996

Douglas M. Karp.........................      42           Managing Director and Member of E.M.                1994
                                                           Warburg, Pincus & Co., LLC
CLASS II - 1997

Rudolph McGlashan.......................      45           Chief Operating Officer                             1995

Henry Kressel, Ph.D.....................      63           Managing Director and Member of E.M.                1993
                                                           Warburg, Pincus & Co., LLC

Helen Seltzer...........................      50           Senior Vice President, Product                      1996
                                                           Marketing, BDM International, Inc.
CLASS III - 1998

Gary D. Nusbaum.........................      30           Managing Director and Member of E.M.                1995
                                                           Warburg, Pincus & Co., LLC

Read McNamara...........................      50           President, Latin American Division                  1996
                                                           of Bausch & Lomb



     CLASS I DIRECTORS

     WESLEY T. O'BRIEN has served as Chief Executive Officer and director of the Company since January 1996 and has served as President of the Company since October 1995. Prior to joining the Company, Mr. O'Brien held several positions with MCI, including Vice President of MCI's Small Business Division from July 1992 to September 1995 and Director of Product Marketing and Sales from November 1987 to July 1992.

     DOUGLAS M. KARP has served as a director of the Company since December 1994. Mr. Karp has been a Managing Director of E.M. Warburg, Pincus & Co., LLC (or its predecessor, E.M. Warburg, Pincus & Co., Inc.) since May 1991. Prior to joining E.M. Warburg, Pincus & Co., LLC, Mr. Karp held several positions with Salomon Inc, including Managing Director from January 1990 to May 1991, Director from January 1989 to December 1989 and Vice President from October 1986 to December 1988. Mr. Karp is a director of LCI International, Inc. ("LCI") and TV Filme, Inc. and several privately held companies.

     CLASS II DIRECTORS

     RUDOLPH MCGLASHAN a co-founder of the Company, has served as Chief Operating Officer of the Company since its formation in December 1993 and as a director of the Company since August 1995. Prior to joining the Company, Mr. McGlashan was Vice President - Network Engineering and Operations of LDDS Communications, Inc. (now known as WorldCom, Inc.) from April 1992 to October 1993. From May 1989 to April 1992, Mr. McGlashan was Senior Vice President of Advanced Telecommunications Corporation.

     HENRY KRESSEL, PH.D. has served as a director of the Company since its formation in December 1993. Dr. Kressel has been a Managing Director of E.M. Warburg, Pincus & Co., LLC (or its predecessor, E.M. Warburg, Pincus & Co., Inc.) since 1985. Prior to joining E.M. Warburg, Pincus & Co., LLC, Dr. Kressel spent 20 years at RCA Laboratories, where he became a Staff Vice President. Dr. Kressel is a director of Zilog, Inc., Level One Communications Inc., Maxis, Inc., Nova Information Systems, Inc., IA Corporation and several privately held companies.

     HELEN SELTZER has served as a director of the Company since April 1996. Ms. Seltzer has been the Senior Vice President of Product Marketing of BDM International, Inc. since March 1996. Prior to joining BDM International, Inc., Ms. Seltzer was the Vice President of Marketing/Sales Access Services of Bell Atlantic from August 1993 to March 1996. Ms. Seltzer was Director, Product Marketing of MCI from 1990 to July 1993.

     CLASS III DIRECTORS

     GARY D. NUSBAUM has served as a Director of the Company since October 1995. Mr. Nusbaum has been a Managing Director of E.M. Warburg, Pincus & Co., LLC since January 1997. From January 1995 to December 1996, Mr. Nusbaum was a Vice President of Warburg, Pincus Ventures, Inc. and from September 1989 to December 1994, was an associate at Warburg, Pincus Ventures, Inc.

     READ MCNAMARA has served as a director of the Company since April 1996. Mr. McNamara has been the President, Latin American Division of Bausch & Lomb since September 1996. From January 1996 to September 1996, Mr. McNamara was an independent consultant. From December 1994 to January 1996, Mr. McNamara was the President, International of Paging Network, Inc. Prior to joining Paging Network, Inc., Mr. McNamara was Senior Vice President, International of Revlon, Inc. from December 1992 to November 1994 and also Vice President, International of Revlon, Inc. from December 1991 to December 1992. Mr. McNamara was Vice President, International Business of ConAgra-Frozen Foods, a subsidiary of ConAgra, Inc., from November 1990 to November 1991.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF RUDOLPH MCGLASHAN, DR. HENRY KRESSEL AND HELEN SELTZER AS CLASS II DIRECTORS.

             GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed by the Board of Directors. To assist it in carrying out its duties, the Board of Directors has delegated certain authority to two committees. The Board of Directors held five meetings in 1996. Each member of the Board of Directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees of the Board of which he was a member during 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     During 1996, the standing committees of the Board of Directors consisted of an Audit Committee and a Compensation Committee (as hereinafter defined). The Board of Directors does not have a nominating committee or any committee performing similar functions and all matters which would be considered by such a committee are acted upon by the full Board of Directors. The Company's By-laws provide, in general, that if a shareholder intends to propose business or make a nomination for the election of directors at the annual meeting, the Company must receive notice of such intention at least 130 days prior to the meeting, in the case of proposed business, or 130 days prior to the first anniversary of the preceding year's annual meeting, in the case of nominations. With respect to proposals, if less than 70 days' notice of the date of the meeting is given, notice of the proposal must be delivered ten days following the date on which the notice of the annual meeting is first mailed to shareholders. In the case of nominations, if the date of the meeting is changed more than 30 days from the prior anniversary date, notice of the nomination must be delivered ten days following the day on which notice of the annual meeting is first mailed to shareholders. The notice must include all information relating to the proposed nominee required by the Securities and Exchange Commission (the "Commission") to be disclosed in solicitations of proxies for election of directors or, in the case of a proposal, a brief description of the proposal, and any material interest of the shareholder in the proposal. The notice must also include (i) the name and address of the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made and (ii) the class and number of shares of the Company that are owned beneficially and of record by such shareholder and beneficial owner. The foregoing is only a summary of the detailed provisions of the Company's By-laws and is qualified by reference to the text thereof.

     During 1996, the Audit Committee, consisting of Douglas M. Karp (from January 1, 1996 until April 25, 1996), Gary D. Nusbaum, Helen Seltzer (from April 25, 1996) and Read McNamara (from April 25, 1996), each a non-employee director, held three meetings. The Audit Committee recommends to the Board of Directors the firm to be appointed as independent auditors to audit the Company's financial statements, discusses the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company's interim and year-end operating results, considers the adequacy of the internal controls and audit procedures of the Company and reviews the non-audit services to be performed by the Company's independent auditors

     During 1996, the Compensation Committee, consisting of Douglas M. Karp, Gary D. Nusbaum (from January 1, 1996 until February 7, 1996), Henry Kressel and Read McNamara (from April 25, 1996), each a non-employee director, held two meetings. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees and officers of the Company and administers the Stock Option Plan (as hereinafter defined). In addition, the Compensation Committee considers proposals with respect to the creation of and changes to executive compensation plans and reviews appropriate criteria for establishing performance targets.

COMPENSATION OF DIRECTORS

     Independent non-employee directors receive an annual fee of $10,000, a meeting fee of $1,000 for every board meeting attended and each committee meeting  held  separately  and a $500 fee for each board  meeting  or  committee meeting participated in by telephone. All directors are reimbursed for out-of-pocket expenses. Under the Stock Option Plan, the Company may, from time to time and in the discretion of the Board of Directors, grant options to directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid to, any person serving as the Company's Chief Executive Officer or acting in a similar capacity during fiscal 1996, and the Company's other most highly compensated executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000 (the "Named Executives"), for services rendered to the Company in all capacities during each of the last two fiscal years. The table also identifies the principal capacity in which each of the Named Executives served the Company at the end of fiscal 1996.

                                            SUMMARY COMPENSATION TABLE
                                                                                                              LONG-TERM
                                                                                                            COMPENSATION
                                                                                                            ------------
                                                                    ANNUAL COMPENSATION                        AWARDS
                                                     --------------------------------------------------     ------------
                                                                                            Other            Securities
                                                                                            Annual           Underlying
NAME AND PRINCIPAL POSITION                YEAR      SALARY ($)        BONUS ($)       COMPENSATION (1)      OPTIONS (#)
---------------------------                ----      ----------        ---------       ----------------      -----------

Wesley T. O'Brien, President and
   Chief Executive Officer.............    1996       $220,000         $101,300(2)        $125,819             90,119
                                           1995         55,361           72,000(3)           3,088             43,422
Rudolph McGlashan, Chief
   Operating Officer...................    1996        195,000           35,300               -                40,000
                                           1995        185,577           25,000(3)            -                75,827(4)
William A. Paquin, Chief
   Financial Officer ..................    1996        104,000(5)        30,300             20,798            100,000

Norman Klugman, Chairman
   of the Board........................    1996        195,000(6)          -                  -                40,000(7)
                                           1995        185,577           10,000               -                75,827(4)

Scott Drake, Chief
   Financial Officer...................    1996        150,000(8)          -                  -                50,000(9)
                                           1995        151,899           18,000             30,610             22,934

-----------

(1) The amounts reported in this column for 1996 for Messrs. O'Brien and Paquin reflects tax gross ups in the amount of $40,832 and $4,387, respectively, and selling and relocation expenses in the amount of $84,987 and $16,411, respectively, and the amount reported for Mr. O'Brien for 1995 reflects tax gross ups made by the Company. The amount reflected in this column for 1995 for Mr. Drake includes $22,212 in relocation expenses and $8,398 of tax gross ups made by the Company. The aggregate value of the perquisites and other personal benefits received by Messrs. McGlashan or Klugman during 1996 and 1995 and by Mr. Drake during 1996 has not been reflected because the amount was below the Commission's threshold for disclosure (i.e., the lesser of $50,000 or 10% of the total of annual salary and bonus).

(2) Includes $40,000 paid to Mr. O'Brien pursuant to the terms of his 1995 employment agreement.

(3) Includes $22,000 paid to Mr. O'Brien and $15,000 paid to Mr. McGlashan during 1996 which relates to the Company's performance in the fourth quarter of 1995. Such amounts were not included in the Company's Proxy Statement for its 1996 Annual Meeting of Shareholders because such amounts had not been determined at the time of mailing of such Proxy Statement.

(4) These options were granted to Messrs. McGlashan and Klugman in exchange for options cancelled in August 1995.

(5) Mr. Paquin began his employment with the Company as Chief Financial Officer in April 1996.

(6) Includes salary continuation payments made by the Company from July 1996 to December 31, 1996 in connection with Mr. Klugman's separation from the Company. See "-- Employment and Severance Agreements."

(7) These options were forfeited by Mr. Klugman in connection with his separation from the Company.

(8) Includes salary continuation payments made by the Company from April 28, 1996 to December 31, 1996 in connection with Mr. Drake's separation from the Company. See "-- Employment and Severance Agreements."

(9) These options were forfeited by Mr. Drake in connection with his separation from the Company.


STOCK OPTION GRANTS

     The following table sets forth information regarding grants of options to purchase Common Stock made by the Company during the fiscal year ended December 31, 1996 to each of the Named Executives. No stock appreciation rights were granted during 1996.


                                               OPTION GRANTS IN 1996


                                                          INDIVIDUAL GRANTS
                                     ----------------------------------------------------------
                                                                                                 Potential Realizable Value
                                      Number of      Percent of                                      at Assumed Annual
                                     Securities      Total Options                                  Rates of Stock Price
                                     Underlying      Granted to      Exercise                         Appreciation For
                                       Options       Employees in      Price                           Option Term (2)
                                                                                  Expiration     --------------------------
Name                                 Granted (#)        1996 (1)     ($/Share)      Date             (5%)           (10%)
----                                 -----------     -------------   ---------    ----------     -----------    -----------

Wesley T. O'Brien (3)............    90,119             16.9%        $12.00       02/07/06          $680,104     $1,723,518
Rudolph McGlashan (3)............    40,000              7.5          12.00       02/07/06           301,869        764,996
William A. Paquin (3)............    50,000              9.4          17.625      04/23/06           554,213      1,404,486
                                     50,000              9.4          12.00       10/09/06           377,337        956,245
Norman Klugman (4)...............    40,000              7.5          12.00       02/07/06           301,869        764,996
Scott Drake (4) .................    50,000              9.4          12.00       02/07/06           377,337        956,245


-----------

(1) The Company granted options to purchase a total of 534,119 shares of Common Stock during 1996.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Common Stock over the term of the options. These assumptions are based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, on the stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(3) Options granted in 1996 vest as to 20% on the first anniversary of the date of grant and as to an additional 20% on each anniversary thereafter. All options expire on the tenth anniversary of the grant date, unless sooner terminated under the terms of the Stock Option Plan. In the event of a Change in Control (as hereinafter defined) of the Company, all options become fully vested. See "-- Second Amended and Restated 1994 Stock Option Plan."

(4) The respective options were forfeited by the Named Executive in connection with their separation from the Company.


OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information regarding option exercises and the number and year end value of unexercised options held by each of the Named Executives. No stock appreciation rights were exercised by the Named Executives during fiscal 1996.

                                     AGGREGATE OPTION EXERCISES IN FISCAL 1996
                                      AND FISCAL 1996 YEAR-END OPTION VALUES

                                                                      Number of Securities        VALUE OF UNEXERCISED
                                                                     Underlying Unexercised          "IN-THE-MONEY"
                                    Shares                             Options at Fiscal           OPTIONS AT FISCAL
                                  Acquired on                             Year-End (#)                YEAR-END ($)
Name                             Exercise (#)   Value Realized(1)   Exercisable/Unexercisable Exercisable/Unexercisable (2)
----                             ------------   -----------------   ------------------------- -----------------------------

Wesley T. O'Brien..............         8,354    $  83,164             17,699/107,488               $134,158/$131,657
Rudolph McGlashan..............        30,330      301,935                  0/85,497                       0/344,867
William A. Paquin..............            --           --                  0/100,000                      0/0
Norman Klugman.................        45,497      458,610                  0/0                            0/0
Scott Drake....................        16,750      294,465                  0/0                            0/0

-----------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of each stock option on the date of exercise and its exercise price.

(2) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $8.00 per share, the fair market value of the Common Stock issuable upon exercise of options at December 31, 1996 and the exercise price of the option, multiplied by the applicable number of options.


EMPLOYMENT AND SEVERANCE AGREEMENTS

     On February 22, 1994, the Company entered into an employment agreement with Rudolph McGlashan, pursuant to which Mr. McGlashan agreed to serve full time as Chief Operating Officer of the Company until February 22, 1999, unless earlier terminated in accordance with the terms of the agreement. The annual base salary under such agreement is reviewed annually, but may not be less than $175,000 per annum. In 1996, Mr. McGlashan's salary was set at $195,000. In addition, Mr. McGlashan is eligible to receive quarterly bonus payments in amounts to be determined by the Compensation Committee based on the financial performance of the Company in relation to the then-current annual operating plan of the Company. Such bonus, however, may not exceed 35% of base salary in any fiscal year. Pursuant to his employment agreement, if Mr. McGlashan is terminated for "cause" (as defined therein), the Company is required to pay Mr. McGlashan, within ten days following such termination, any unpaid base salary and bonus, accrued through the date of termination. If the Company terminates Mr. McGlashan's employment without cause, and, at such time certain performance standards were met, the Company is required to pay Mr. McGlashan any unpaid base salary and bonus accrued through the date of termination, plus an additional amount equal to unpaid base salary for the balance of the term. The Company is required to pay Mr. McGlashan such amounts within ten days following a termination without cause, but can, at its option, pay the additional amounts in equal monthly installments over the 12-month period following the date of termination. The Company also may terminate Mr. McGlashan's employment agreement for non-performance (as defined therein) and upon his death or disability (as defined therein) with specified payment obligations in each instance.

     On February 15, 1997, the Company entered into an amended and restated employment agreement with Wesley T. O'Brien, which agreement amended and restated Mr. O'Brien's original employment agreement dated October 1, 1995. Pursuant to his amended and restated employment agreement, Mr. O'Brien agreed to continue to serve full time as President and Chief Executive Officer of the Company until June 15, 1999, unless earlier terminated in accordance with the terms of such agreement. The annual base salary under such agreement is reviewed annually, but may not be less than $231,000 per annum. In addition, Mr. O'Brien is eligible to receive an annual bonus equal to 40% of his base salary to be determined by the Compensation Committee based on the financial and operating performance of the Company. The Compensation Committee may, in its sole discretion, award additional bonuses to Mr. O'Brien on any other basis as it deems appropriate from time to time. Pursuant to his employment agreement, if Mr. O'Brien is terminated for "cause" (as defined therein), the Company is required to pay Mr. O'Brien, within ten days following such termination, any unpaid base salary through the date of termination. If the Company terminates Mr. O'Brien's employment without cause, and, at such time certain performance standards were met, the Company is required to pay Mr. O'Brien any unpaid base salary and bonus accrued through the date of termination, plus an additional amount equal to unpaid base salary for the balance of the term. The Company may also terminate Mr. O'Brien's employment agreement for non-performance (as defined therein) and upon his death or disability (as defined therein) with specified payment obligations in each instance. In addition, Mr. O'Brien's employment agreement provides that he may terminate the agreement for "Good Reason", in which event the Company is required to pay Mr. O'Brien any unpaid base salary and bonus accrued through the date of termination plus an additional amount equal to unpaid base salary for the balance of the term. For purposes of Mr. O'Brien's employment agreement, "Good Reason" means the occurrence, without Mr. O'Brien's express written consent, of any of the following circumstances following of a Change in Control (as hereinafter defined) (A) the failure of Mr. O'Brien to be retained as an employee of the Company in a senior executive position; (B) a reduction by the Company in Mr. O'Brien's salary; or (C) a relocation of Mr. O'Brien's office to a location more than fifty (50) miles from the current executive office of the Company and (i) a failure to make Mr. O'Brien whole for all losses and costs reasonably incurred in connection with the relocation including, but not limited to, moving expenses, forfeited bonds, fees or escrows to clubs or other organizations and losses from the sale of Mr. O'Brien's personal residence and (ii) the failure of Mr. O'Brien to obtain an agreement in form and substance reasonably satisfactory to him from any successor to provide employment to him in the capacity of a senior executive, at his then current base salary, for a period of at least two years from the date of the Change in Control.

     Each of Messrs. McGlashan's and O'Brien's employment agreement provides that the executive will not, for certain specified periods, without the prior written consent of the Company, directly or indirectly conduct or engage in or be associated with any person or entity which conducts or engages in the telecommunications business in any geographic areas in which the Company or any of its subsidiaries is then so engaged in business or proposes to engage in business in accordance with its then-current strategic plan. Each of the employment agreements also provides that the executives may not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or any of its subsidiaries and their customers, suppliers, lessors, lessees or employees.

     Effective April 23, 1996, Mr. Drake resigned as Chief Financial Officer of the Company. In connection with such resignation, the Company entered into an agreement with Mr. Drake pursuant to which the Company agreed to continue Mr. Drake's base salary and employee benefits for a specified period of time, reimburse him for unpaid business expenses and certain other specified expenses and vested a portion of options previously granted to Mr. Drake. In exchange for the foregoing, Mr. Drake agreed to be available to the Company on a consulting basis for a specified period, subject to certain weekly limitations, and agreed to certain covenants, including a noncompete clause.

     Effective June 30, 1996, Mr. Klugman resigned as an officer and employee of the Company. In connection with his resignation, the Company entered into an agreement with Mr. Klugman pursuant to which the Company agreed to continue Mr. Klugman's base salary, at the annual rate then in effect for a specified period of time, reimburse him for unpaid business expenses and certain other specified expenses and vested certain unvested options, a portion of which are subject to repurchase by the Company until June 30, 1997, at the original option exercise price, if certain covenants contained in the agreement are violated. In exchange for the foregoing, Mr. Klugman agreed to certain covenants, including a noncompete clause.

SECOND AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     In February 1997, the Board of Directors of the Company adopted the Second Amended and Restated 1994 Stock Option Plan (the "Stock Option Plan"), which provides for the grant to officers, key employees, consultants and directors of the Company of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for federal income tax purposes. The total number of shares of Common Stock for which options may be granted pursuant to the Stock Option Plan is 936,432, subject to certain adjustments reflecting changes in the Company's capitalization. The Stock Option Plan is currently administered by the Compensation Committee. The Compensation Committee determines, among other things, which officers, employees, consultants and directors will receive options under the plan, the time when options will be granted, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable (subject to early vesting in the event of a Change in Control), and, subject to certain conditions discussed below, the option price and duration of the options. Members of the Compensation Committee are not eligible to receive options under the plan.

     The exercise price of incentive stock options is determined by the Compensation Committee, but may not be less than the greater of the fair market value on the date of grant or the par value of the Common Stock and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Stock Option Plan who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant.

     The exercise price of non-qualified stock options is determined by the Compensation Committee on the date of grant, but may not be less than the par value of the Common Stock on the date of grant, and the term of such option may not exceed 10 years from the date of grant.

     Payment of the option price may be made by certified or bank cashier's check, by tender of shares of Common Stock then owned by the optionee or by any other means acceptable to the Company. Options granted pursuant to the Stock Option Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee. With respect to options granted in 1995, the Compensation Committee may, in its discretion, and on terms it considers appropriate, require an optionee, or the executors or administrators of an optionee's estate, to sell back to the Company such options or shares of Common Stock issued upon exercise of such options in the event such optionee's employment with the Company is terminated.

     Pursuant to the terms of the Stock Option Plan, if a "Change in Control" of the Company occurs, all outstanding stock options become vested and fully exercisable. For purposes of the Stock Option Plan, a "Change in Control" is deemed to occur if (a) any "person" as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock, of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of all classes of the Company's then outstanding voting securities; (B) during any period of two consecutive calendar years individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or legal entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

PROVIDED, HOWEVER, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     The Board of Directors has the right at any time and from time to time to amend or modify the Stock Option Plan, without the consent of the Company's shareholders or optionees; provided, that no such action may adversely affect options previously granted without the optionee's consent, and provided further that no such action, without the approval of the shareholders of the Company, may increase the total number of shares of Common Stock which may be purchased pursuant to options granted under the plan, expand the class of persons eligible to receive grants of options under the plan, decrease the minimum option price, extend the maximum term of options granted under the plan, or extend the term of the plan. The expiration date of the Stock Option Plan, after which no option may be granted thereunder, is February 22, 2004.

     The Company has filed with the Commission a Registration Statement on Form S-8 covering the shares of Common Stock underlying options granted under the Stock Option Plan.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In October 1995, the Board of Directors established a Compensation Committee (the "Compensation Committee") and delegated to such committee the responsibility for administering and evaluating the Company's executive compensation program.

EXECUTIVE COMPENSATION POLICY

     The Company's compensation program is designed to attract, motivate, reward and retain executive personnel capable of making significant contributions to the long-term success of the Company. During 1996, the Company's compensation program consisted of base salary, quarterly incentive bonuses and stock option grants. Base salary provides the foundation for the Company's executive pay; its purpose is to compensate the executive for performing his or her basic duties. The purpose of quarterly incentive bonuses is to provide rewards for favorable performance and achievement of intermediate-term objectives while the purpose of stock option grants is to provide incentives and rewards for long-term performance and to motivate long-term strategic planning.

     BASE SALARY. Base salaries for the Company's executive officers are set annually subject, in certain cases, to certain minimum requirements established under the executives' employment agreement. See "Executive Compensation - Employment and Severance Agreements." During 1996, the Company did not employ a formula approach that links cash compensation to corporate performance nor did it utilize any formal survey or other compilation of empirical data on executive compensation paid by other companies. Instead, executive compensation was determined based on a number of subjective factors, including individual responsibilities, performance, contribution and experience; the Company's financial performance as compared with the prior year; and general economic and industry factors.

     INCENTIVE BONUSES. The Company's executive officers and other management employees are eligible to receive incentive bonuses which are linked to the financial and operating performance of the Company. Each executive officer is assigned an individual incentive target, which represents the amount that would be payable to the executive if performance goals were met. The incentive target for the President and Chief Executive Officer and the Chief Financial Officer was set at 40% and the incentive target for the Chief Operating Officer was set at 35% of base salary. The payout percentage can range from 0% to 100% depending on the actual financial performance of the Company. Based on an incentive target of 40% of base salary and the actual performance of the Company during 1996, the President and Chief Executive Officer received quarterly incentive bonus totalling $61,300 in 1996. The President and Chief Executive Officer also received a one-time $40,000 bonus pursuant to the terms of his original employment agreement.

     STOCK OPTIONS. The Company's compensation program also utilizes stock option awards, which are intended to provide additional incentive to increase shareholder value. All such awards were granted with an exercise price equal to 100% of fair market value of the Common Stock on the date of grant and generally become exercisable over five years. Currently, no specific formula is used to determine option awards to employees; instead, awards are based on subjective evaluation of each individual's overall past and expected future contribution to the Company. During 1996, 90,119 options were granted to the President and Chief Executive Officer.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     In connection with making decisions with respect to executive compensation, the Board of Directors has taken into account, as one of the factors which it considers, the provisions of Section 162(m) of the Code, which limits the deductibility by the Company of certain categories of compensation in excess of $1 million paid to certain executive officers.

         Respectfully Submitted,

         Douglas M. Karp
         Henry Kressel, Ph.D.
         Gary D. Nusbaum (from January 1, 1996 until February 7, 1996) Read McNamara


                              CERTAIN TRANSACTIONS

     In April 1994, the Company executed a carrier agreement with LCI pursuant to which the Company buys network services from and provides network services to LCI. During 1996, $7,140 of services were provided and $5,453 were used. As of April 28, 1997, an affiliate of Warburg, Pincus Investors, L.P. ("Warburg, Pincus") owned approximately 10% of the outstanding shares of LCI. Mr. Karp is a director of LCI.

     Pursuant to a Stockholders Agreement among Warburg, Pincus, the Company, Norman Klugman and Rudolph McGlashan (the "Stockholders Agreement"), Warburg, Pincus is entitled to certain registration rights with respect to its shares of capital stock. In addition, pursuant to the terms of such agreement, the Company has agreed to nominate and use its best efforts to elect to the Board of Directors two Warburg, Pincus designees for so long as Warburg, Pincus owns at least 15% of the outstanding shares of Common Stock, and one Warburg, Pincus designee for so long as Warburg, Pincus owns between 5% and 15% of the shares of Common Stock then outstanding.

     On October 2, 1995 and November 16, 1995, the Company issued two notes to Warburg, Pincus in the aggregate principal amount of $10.4 million (including accrued interest) (the "Warburg Notes"). Interest on the Warburg Notes accrued at the rate of 12% per annum. The Warburg Notes were paid in full by the Company out of the net proceeds of the Company's initial public offering in February 1996. As additional consideration for the purchase of the Warburg Notes, the Company issued to Warburg, Pincus a warrant to purchase 358,034 shares of Common Stock at $0.42 per share (the "Warburg Warrant"). The Warburg Warrant expires on October 2, 2007.

     The Company believes that the above transactions were or are on terms no less favorable to the Company than could have been obtained in transactions with independent third parties.

     See "Executive Compensation -- Employment and Severance Agreements" for a description of certain payments made by the Company to Messrs. Klugman and Drake in connection with their separation from the Company.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of April 28, 1997, by (i) each person known to the Company to own beneficially more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executives, and (iv) all executive officers and directors of the Company, as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective shareholders of the Company.


                                                                        Amount and Nature     Percentage
                                                                          of Beneficial           of
NAME                                                                      OWNERSHIP (1)         CLASS
----                                                                      -------------         -----

Warburg, Pincus Investors, L.P.
466 Lexington Avenue
New York, New York 10017 (2)(3).......................................     6,319,468             53.5
Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109...........................................     1,150,400              9.7
Eaton Vance Corp.
24 Federal Street
Boston, Massachusetts 02110...........................................       905,200              7.7
Wesley T. O'Brien (4).................................................        44,277               *
Rudolph McGlashan (4).................................................       212,867              1.8
William Paquin (4)....................................................        13,000               *
Norman Klugman........................................................       233,020              2.0
Scott Drake...........................................................            --               *
Douglas M. Karp (3)(5)................................................     6,319,468             53.5
Henry Kressel, Ph.D. (3)(5)...........................................     6,319,468             53.5
Gary Nusbaum(3)(5)....................................................     6,319,468             53.5
Helen Seltzer.........................................................           200               *
Read McNamara.........................................................           200               *
All Executive officers and directors as a group (eight persons).......     6,588,012             55.7

-----------

   * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 28, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

(2) E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("E.M. Warburg"), manages Warburg, Pincus. Warburg, Pincus & Co., a New York general partnership ("WP"), the sole general partner of Warburg, Pincus, has a 20% interest in the profits of Warburg, Pincus. Lionel I. Pincus is the managing partner of WP and the managing member of E.M. Warburg and may be deemed to control both WP and E.M. Warburg. The members of E.M. Warburg are substantially the same as the partners of WP. Messrs. Karp, Kressel and Nusbaum, each a director of the Company, are each a Managing Director and member of E.M. Warburg and general partners of WP. As such, Messrs. Karp, Kressel and Nusbaum may be deemed to have an indirect pecuniary interest, within the meaning of Rule 16a-1 under the Exchange Act, in an indeterminate portion of the shares of Common Stock beneficially owned by Warburg, Pincus and WP.

(3) Includes 358,034 shares of Common Stock which Warburg, Pincus has the right to acquire through exercise of the Warburg Warrant.

(4) Includes shares of Common Stock which the executive officers have the right to acquire through the exercise of options within 60 days of April 28, 1997, as follows: Wesley T. O'Brien - 35,723 shares, Rudolph McGlashan - 8,000 shares and William Paquin - 10,000 shares.

(5) All of the shares indicated as owned by Messrs. Karp, Kressel and Nusbaum are owned directly by Warburg, Pincus and are included because of Messrs. Karp's, Kressel's and Nusbaum's affiliation with Warburg, Pincus. Messrs. Karp, Kressel and Nusbaum disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act.


                       CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following graph shows a comparison of cumulative total returns on the Common Stock against the cumulative total return for The Nasdaq Stock Market - U.S. Index and The Nasdaq Telecommunications Index. The graph assumes an investment of $100 on February 8, 1996 (the date the Common Stock began trading on The Nasdaq National Market) in the Common Stock, The Nasdaq Stock Market - U.S. Index and The Nasdaq Telecommunications Index. Cumulative total return assumes reinvestment of dividends. The performance shown is not necessarily indicative of future performance.



                                          [PERFORMANCE GRAPH]








                                           MONTHLY CUMULATIVE TOTAL VALUES*($)
                        -----------------------------------------------------------------------------
1996                                                  Nasdaq                          Nasdaq
MONTH-END               THE COMPANY         STOCK MARKET - U.S. INDEX        TELECOMMUNICATIONS INDEX
---------               -----------         -------------------------        ------------------------

February                   125                          101                              99
March                      123                          102                              99
April                      160                          110                             103
May                        146                          115                             105
June                        83                          110                             102
July                        85                          100                              89
August                      98                          106                              93
September                  108                          114                              96
October                    106                          113                              92
November                    86                          120                              94
December                    67                          120                              96


     *$100 invested on February 8, 1996 in Common Stock or index, including reinvestment of dividends, fiscal year ending December 31.

      PROPOSAL 2 - RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS


     The Board of Directors desires to obtain shareholder ratification of the resolution appointing Ernst & Young LLP, Atlanta, Georgia, as independent auditors for the Company for fiscal year 1997. Ernst & Young LLP served as the Company's auditors for the fiscal year ended December 31, 1996.

     If the appointment of Ernst & Young LLP is not ratified, the adverse vote will be considered as an indication to the Board of Directors that it should select other independent auditors for the following fiscal year. Given the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for fiscal year 1997 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     A representative of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1997.


                              COSTS OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or regular employees of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.


                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters which will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the Commission and the Nasdaq National Market. Directors, certain officers and greater than 10% shareholders are also required by Commission regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1996, except for one transaction on Form 4 which was filed late by Helen Seltzer, a director of the Company.


                       SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the Proxy Statement to be issued in connection with the Company's 1998 Annual Meeting of Shareholders must be mailed to the Corporate Secretary, TresCom International, Inc., 200 East Broward Boulevard, Fort Lauderdale, Florida 33301, and must be received by the

Corporate Secretary on or before December 30, 1997. See "General Information Relating to the Board of Directors - Committees of the Board of Directors."

                                  ANNUAL REPORT

     A copy of the Company's 1996 Annual Report to Shareholders is being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. Shareholders not receiving a copy of such Annual Report may obtain one, without charge, by writing or calling William Paquin, Secretary, TresCom International, Inc., 200 East Broward Boulevard, Fort Lauderdale, Florida 33301, telephone (954) 763-4000.

                                    By Order of the Board of Directors

                                    /s/ William A. Paquin

                                    William A. Paquin
                                    SECRETARY

Fort Lauderdale, Florida
May 9, 1997

                         TRESCOM INTERNATIONAL, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 11, 1997

                  The undersigned  hereby appoints Wesley T. O'Brien and William
A. Paquin, and each of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of TresCom International, Inc. held of record by the undersigned on May 7, 1997, at the Annual Meeting of Shareholders to be held in Crystal Room No. Four of The Hyatt Regency Pier 66, 2301 S.E. 17th Street Causeway, Fort Lauderdale, Florida on June 11, 1997, and at any adjournments or postponements thereof for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any, of the named nominees for Director should the named nominees be unavailable to stand for election, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If the proxy is returned without direction being given, this proxy will be voted FOR proposals 1 and 2.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of Class II Directors. Nominees: Rudolph McGlashan, Henry Kressel, Ph.D and Helen Seltzer


                                              WITHHOLD
            FOR                        AUTHORITY TO VOTE FOR ALL
       ALL NOMINEES                           NOMINEES
       LISTED ABOVE   [      ]              LISTED ABOVE           [         ]



[                 ]

-------------------------------------------------------------------------------
For all nominees except as noted above.


2. Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal year 1997.

            For                  Against                Abstain

           [     ]               [     ]               [      ]




              (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRESCOM INTERNATIONAL, INC.


                                             Date: ________________
                                                   ________________



                                             Date: ________________
                                                   ________________


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S). If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date. PLEASE RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE PROVIDED.